SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                              Date of Report
                    (Date of earliest event reported):
                             December 23, 1996



   Commission        Registrant; State of Incorporation;      IRS Employer
  File Number           Address; and Telephone Number        Identification
                                                                   No.

    1-10628                  CIPSCO INCORPORATED               37-1260920
                          (AN Illinois Corporation)
                            607 East Adams Street
                         Springfield, Illinois 62739
                                217-523-3600

     1-3672        CENTRAL ILLINOIS PUBLIC SERVICE COMPANY     37-0211380
                          (An Illinois Corporation)
                            607 East Adams Street
                         Springfield, Illinois 62739
                                217-523-3600



Item 5.  Other Events.

          Fuel Costs, O&M Expense and Financing Requirements

          Reference is made to Note 2. Commitments and Contingencies - Clean Air Act in the Condensed Notes to Financial Statements in the Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (the "Form 10-Q") for information regarding the coal contract modification with Amax Coal Sales Company, a Cyprus Amax Minerals Company ("Cyprus Amax"). Implementation of the modification is conditioned on receipt of satisfactory approvals from the Illinois Commerce Commission (the "Illinois commission") of certain aspects of the contract modification. On December 23, 1996, the Illinois commission issued an order in the coal contract modification proceeding which provides substantially all the relief sought by CIPS. An intervenor in the proceeding has filed a petition for rehearing to the Illinois commission and, if such petition for rehearing is denied, may appeal the order to the appropriate Illinois state court. In the event the order is not upheld as entered, CIPS will have to assess its alternatives. CIPS has agreed with Cyprus Amax to certain additional modifications to the existing contract which would be operative in this event (assuming the restructuring charge to Cypress Amax has not already been paid) and which would result in higher fuel costs. CIPS would have to determine if other alternatives were available and whether such alternatives would result in higher operating or maintenance costs or capital costs. CIPS cannot predict the final outcome of this matter.

          Although CIPS expects that certain operating and maintenance costs will decline in the future as a result of its decision, as reported in the Form 10-Q, to remove from service the scrubber on its Newton Unit 1 generating unit, other expenses, including those relating to the retirement of the scrubber, will be higher. Operating and maintenance expense, as well as capital expenditures and corresponding financing needs, could increase substantially if the Clean Air Act compliance strategy based on fuel switching and the modification of the Cyprus Amax coal contract referred to above is not implemented as planned.

          CIPS anticipates that it will issue or incur indebtedness in 1997 and 1998 to fund cash requirements attributable to the coal contract modification, to refinance outstanding debt and to finance other capital requirements. In order to implement its anticipated financing program, CIPS has filed registration statements under the Securities Act of 1933 covering $200 million of additional debt securities. CIPS has approval of the Illinois commission to issue or incur through December 31, 1998 not to exceed $200 million in first mortgage bonds, medium-term notes or bank debt.
To provide flexibility in meeting financing requirements, CIPS anticipates that in the first quarter of 1997 it will enter into long-term revolving credit facilities with several banks providing for a total of $75 million of borrowings.

          Utility Restructuring Initiatives and Competition

          Two recently formed coalitions are advocating legislation in Illinois which would provide open access to all Illinois retail electric customers. CIPS has announced its support for the Coalition for Responsible Electricity Choice ("CREC"). CREC, which also has the support of most of Illinois' other investor-owned utilities and certain key business groups, advocates a phased-in approach to open access and supports recovery of so called "stranded costs." The other coalition, Consumers Choice Partnership, which includes one investor-owned utility from Illinois, other investor-owned utilities from adjoining states and certain other groups, reportedly advocates immediate open access and does not support stranded cost recovery. CIPS believes the complicated issue of electric industry restructuring requires careful review and deliberation with input from all affected constituencies. Implementation of these or other restructuring proposals in Illinois will require legislative action. CIPS cannot predict what form any restructuring legislation will take, or how such legislation will affect its business. However, CIPS expects, and is preparing for, increased competition in its businesses.

          Restructuring of the electric and gas utility industries has already resulted in increased competition and reduced margins on electricity sales. As evidence of this increased competition, CIPS has experienced pressure from its large industrial gas and electric customers to reduce rates through special contracts and other means. Some of these customers have alternatives such as co-generation, shifting production to existing or new facilities outside CIPS' service territory and, in the case of gas customers, purchases of natural gas directly from pipeline companies. CIPS has recently entered into long-term special contracts with certain of such customers at reduced rates in order to retain their business. CIPS expects that it may be required to enter into similar contracts in the future to retain other existing customers similarly positioned and to attract new customers to its service territory.

          CIPS is also experiencing pressure to reduce margins on its wholesale electric business. Wholesale power sales to electric cooperatives and others represent about 20% of CIPS' electric sales excluding emergency and economy interchange sales. As discussed in previous reports, contracts with these wholesale customers expire at various dates over the next several years. Although most of the contracts extend to the period 2007 to 2014, contracts representing about $17 million in annual revenue expire in 1999. When such contracts expire, CIPS may not be able to sell the available capacity or energy at the margins provided under the existing contracts. In addition to such wholesale power sales contracts, CIPS also has long-term transmission service agreements with certain customers. There are proceedings underway before the Federal Energy Regulatory Commission ("FERC") regarding open access transmission tariffs for CIPS (to be applicable prior to the proposed merger with Union Electric Company) and CIPS and Union Electric, jointly (to be applicable after the proposed merger). CIPS' open access transmission tariffs, effective after the proposed merger, are expected to offer transmission at rates lower than those reflected in certain existing long-term transmission agreements. Certain customers under these long-term transmission agreements have attempted to challenge such agreements (and one such challenge is still pending) before FERC on the basis that the rates under these agreements are higher than those to be available under the open access tariffs. CIPS believes that its existing wholesale power sales agreements and transmission service agreements are just and reasonable and should not be altered by FERC.

          These competitive pressures on CIPS' wholesale and retail businesses could have a negative impact on revenues and earnings. In response to these pressures, CIPS is working closely with its wholesale, industrial, and other customers to find mutually beneficial solutions to the challenges brought about by competition. In recent years, the Company and CIPS have taken a number of other steps to prepare for increasing competition and to reduce costs and increase sales, including renegotiation of several major long-term coal supply contracts, reduction of its workforce through attrition and a voluntary workforce separation program and instituting a business process re-engineering program. Further, CIPS initiated a new marketing function to increase sales, as described in the Company's and CIPS' Annual Report on Form 10-K for the year ended December 31, 1995. Finally, the Company has entered into the merger agreement with Union Electric to form a strategic alliance to enhance the Company's competitive position.

          Cautionary Factors

          The Private Securities Litigation Reform Act of 1995 provides a
"safe harbor" for forward-looking statements in various circumstances. Forward-looking statements have been and will be made in written documents and oral presentations of the Company and CIPS. The forward-looking statements included in this Form 8-K are those relating to (i) the possible impact of competitive conditions on revenues, earnings and margins, (ii) anticipated levels of financing and (iii) anticipated levels of operating and maintenance expense and fuel expense. Such statements are and will be based on management's belief, judgment and analysis as well as assumptions made by and information available to management at the time the statements are made.
When used in the Company's or CIPS' documents or oral presentations, the words "anticipate," "estimate," "expect," "believe" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the Company's or CIPS' actual results to differ materially from those contemplated in any forward-looking statements include, among others, those identified in
Exhibit 99.01 hereto, which is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

  (a)     Financial Statements - None

  (b)     Pro Forma Financial Information - None

  (c)     Exhibits

          Exhibit 99.01 - Cautionary statements, assumptions and other factors that could cause the Company's or CIPS' actual results to differ materially from those contemplated in any forward-looking statements within the meaning of the Private Securities
          Litigation Act of 1995.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants CIPSCO Incorporated and Central Illinois Public Service Company have duly caused this report to be signed on each registrant's behalf by the undersigned hereunto duly authorized.

                        CIPSCO Incorporated
                          (Registrant)



                        Central Illinois Public Service Company
                          (Registrant)


                             /s/ Robert C. Porter
                        ___________________________________
                                 Robert C. Porter
                         Treasurer and Assistant Secretary
                                of each Registrant



Date:  January 31, 1997

                  CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                         EXHIBIT INDEX TO FORM 8-K
              WHICH REPORTS THE EVENT DATED DECEMBER 23, 1996



                                                  Page Number in
                                                   Sequentially
Exhibit No.              Description              Numbered System

   99.01       Cautionary statements, assump-           8-9
               tions and other factors that
               could cause the Company's or
               CIPS' actual results to differ
               materially from those contemplated in
               any forward-looking statements within
               the meaning of the Private Securities
               Litigation Act of 1995.